CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our reports dated February 10, 2005 for Worldwide Hard Assets Fund, Worldwide Real Estate Fund, Worldwide Bond Fund, Worldwide Emerging Markets Fund and Worldwide Absolute Return Fund (comprising, Van Eck Worldwide Insurance Trust) in this Registration Statement (Form N-1A No. 33-13019) of Van Eck Worldwide Insurance Trust.




                                /s/ Ernst & Young LLP
                                --------------------------
                                ERNST & YOUNG LLP


New York, New York
April 21,2005